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                                                                     EXHIBIT 3.1

                        CERTIFICATE OF INCORPORATION

                                     OF

                            D-H ACQUISITION, INC.


                                  ARTICLE ONE

         The name of the corporation is D-H Acquisition, Inc. (hereinafter referred to as the "Corporation").

                                  ARTICLE TWO

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THREE

         The nature of the business to be conducted, and the purposes to be promoted, by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

         The aggregate number of shares of stock which the Corporation shall have the authority to issue is one thousand (1,000) shares of common stock, par value $.01 per share.

                                  ARTICLE FIVE

              The name and mailing address of the incorporator is:

                 Name                              Mailing Address

                 Dennis R. Cassell                 Cassell & Stone
                                                   5956 Sherry Lane
                                                   Suite 1415
                                                   Dallas, TX 75225
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                                  ARTICLE SIX

         The powers of the incorporator shall terminate upon the filing of this Certificate of Incorporation and the name and mailing address of the persons who shall serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

         Name of Director                          Mailing Address

1.       B. Tom Carter, Jr.                        5956 Sherry Lane
                                                   Suite 930
                                                   Dallas, TX 75225

2.       Thomas F. McWilliams                      2001 Ross Avenue
                                                   Suite 3050
                                                   Dallas, TX 75201

                                 ARTICLE SEVEN

         The Board of Directors of the Corporation may exercise all such powers and do all such lawful acts and things as are not by statute, the By-Laws, or this Certificate of Incorporation directed or required to be exercised and done by the stockholders.

                                 ARTICLE EIGHT

         The power to alter, amend or repeal the Corporation's By-Laws, and to adopt new By-Laws, is hereby vested in the Board of Directors of the Corporation, subject, however, to repeal or change by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon.

                                  ARTICLE NINE

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this Certificate of Incorporation to authorize corporate action to further eliminate or limit the personal liability of directors,


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then the liability of a director of the Corporation, in addition to the limitation on personal liability provided in this Article Nine, shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or amendment of this Article Nine by the stockholders of the Corporation, or any amendment, termination or repeal of relevant provisions of the General Corporation Law of the State of Delaware or any other applicable law, shall not adversely affect any elimination of or limitation on the personal liability of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment, termination or repeal.

                                  ARTICLE TEN

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

         THE UNDERSIGNED, being the incorporator hereinbefore named, hereby acknowledges, under penalties of perjury, that the foregoing Certificate of Incorporation is my act and deed and that the facts therein stated are true.


                                        /s/ DENNIS R. CASSELL
                                        -------------------------------
                                        Dennis R. Cassell, Incorporator


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                               State of Delaware

                        Office of the Secretary of State

         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "D-H ACQUISITION, INC." FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1993, AT 1:32 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO NEW CASTLE COUNTY RECORDER OF DEEDS ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1993 FOR RECORDING.


         [STATE SEAL]             /s/ WILLIAM T. QUILLEN
                                  --------------------------------------
                                  William T. Quillen, Secretary of State

                                  AUTHENTICATION: *4195057
                                            DATE: 12/15/1993
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                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             D-H ACQUISITION, INC.

            (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW
                           OF THE STATE OF DELAWARE)

        Pelham H. A. Smith and Paul A. Helbling, being the Vice President and Assistant Secretary, respectively, of D-H Acquisition, Inc. a corporation organized and existing under and by Virtue of the laws of the State of Delaware (the "Corporation") do each hereby certify as follows:

        FIRST: That Article One of the Certificate of Incorporation of the Corporation be, and hereby is, amended in its entirety to read as follows:

                                  "Article One

        The name of the corporation is HydroChem Industrial Services, Inc. (hereinafter referred to as the "Corporation")."

        THIRD: That the Board of Directors of the Corporation approved the foregoing amendment by a unanimous written consent pursuant to the provisions of Sections 141(f) and 242 of the General Corporation Law of the State of Delaware and directed that such amendment be submitted to the stockholders of the Corporation entitled to vote thereon for their consideration, approval and adoption thereof.

        FOURTH: That the stockholders of the Corporation entitled to vote thereon approved the foregoing amendment by a unanimous written consent pursuant to Sections 228 and 242 of the General Corporation Law of the State of Delaware.


                                   * * * * *
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        IN WITNESS WHEREOF, the undersigned, being the Vice President and the
Assistant Secretary of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware, under penalties of perjury, do each hereby declare and certify that this the act and deed of the Corporation, and the facts stated herein are true and accordingly have hereunto signed this Certificate of Amendment of the Certificate of Incorporation as of this 15th day of December, 1993.



                                D-H ACQUISITION, INC.


                                By: /s/ PELHAM H. A. SMITH
                                   ---------------------------
                                Name:  Pelham H. A. Smith
                                Title: Vice President


Attest:


By: /s/ PAUL A. HELBLING
   -------------------------
Name:  Paul A. Helbling
Title: Assistant Secretary